July 23, 2009

Audit • Tax • Advisory
U.S. Securities and Exchange Commission Office of the Chief Accountant 100 F Street, NE Washington, DC 20549 Re: Irvine Sensors Corporation File No. 001-08402	Grant Thornton LLP 18400 Von Karman Avenue, Suite 900 Irvine, CA 92612-0525 T 949.553.1600 F 949.553.0168 www.GrantThornton.com
Dear Sir or Madam:
We have read Item 4.01 of Form 8-K of Irvine Sensors Corporation dated July 23, 2009, and agree with the statements concerning our Firm contained therein.
Very truly yours,
Grant Thornton LLP
U.S. member firm of Grant Thornton International Ltd